Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 16, 2009, except as to note 16, which is as of February 10, 2010, relating to the consolidated financial statements of ZBB Energy Corporation for the year ended June 30, 2009, which is a part of such Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Certified Public Accountants
A Professional Corporation

New York, New York
May 17, 2010